                                  EXHIBIT (13)

                         COMPUTATION OF PERFORMANCE DATA

Annual Report Calculations
Equity

             Fund
                                       Top                     Top          Top      Retirement       Fund          Fund
   Year      ROR         Value       Combined    Top Plus    Explorer    Spectrum    Advantage     Cumulative    Annualized
   ----      ---         -----       --------    --------    --------    --------    ---------     ----------    ----------
 12/31/68               10.000000     9.12%        9.46%       8.90%       8.80%       8.98%        1518.60%        10.45%
 12/31/69    1.0090     10.090000
 12/31/70    1.0763     10.859867
 12/31/71    1.0766     11.691733
 12/31/72    1.1340     13.258425
 12/31/73    0.8989     11.917998
 12/31/74    0.8047      9.590413
 12/31/75    1.1985     11.494110
 12/31/76    1.1680     13.425121
 12/31/77    0.9116     12.238340
 12/31/78    1.0726     13.126844
 12/31/79    1.1587     15.210074
 12/31/80    1.4147     21.517691
 12/31/81    0.9707     20.887223
 12/31/82    1.2874     26.890211
 12/31/83    1.1849     31.862211
 12/31/84    0.9912     31.581823
 12/31/85    1.2369     39.063557
 12/31/86    1.2331     48.169272    11.51%       11.87%      11.30%      11.19%      11.37%         236.02%        12.89%
 12/31/87    1.1082     53.381187
 12/31/88    1.1503     61.404380
 12/31/89    1.2321     75.656336
 12/31/90    0.9614     72.736002
 12/31/91    1.2018     87.414127    11.74%       12.09%      11.52%      11.41%      11.59%          85.16%        13.11%
 12/31/92    1.0754     94.005152
 12/31/93    1.1409    107.250478
 12/31/94    1.0025    107.518604
 12/31/95    1.2720    136.763665    16.92%       17.29%      16.69%      16.58%      16.77%          18.35%        18.35%
 12/31/96    1.1835    161.859797

Money Market

             Fund
                                       Top                    Top          Top      Retirement       Fund          Fund
   Year      ROR         Value      Combined    Top Plus    Explorer    Spectrum    Advantage     Cumulative    Annualized
   ----      ---         -----      --------    --------    --------    --------    ---------     ----------    ----------
  7/31/80              10.000000      6.12%      6.46%        5.91%       5.81%        5.98%        223.97%        7.42%
 12/31/80    1.0483    10.483000
 12/31/81    1.1625    12.186488
 12/31/82    1.1227    13.681770
 12/31/83    1.0861    14.859770
 12/31/84    1.1011    16.362093
 12/31/85    1.0775    17.630155
 12/31/86    1.0630    18.740855      4.35%      4.68%        4.14%       4.04%        4.21%         72.87%        5.62%
 12/31/87    1.0628    19.917780
 12/31/88    1.0713    21.337918
 12/31/89    1.0889    23.234859
 12/31/90    1.0789    25.068089
 12/31/91    1.0554    26.456861      2.87%      3.20%        2.68%       2.57%        2.75%         22.45%        4.13%
 12/31/92    1.0317    27.295544
 12/31/93    1.0274    28.043442
 12/31/94    1.0400    29.165179
 12/31/95    1.0562    30.804262      3.90%      4.23%        3.70%       3.59%        3.77%          5.17%        5.17%
 12/31/96    1.0517    32.396843


Bond

             Fund
                                      Top                     Top         Top       Retirement      Fund           Fund
   Year      ROR         Value      Combined    Top Plus    Explorer    Spectrum    Advantage     Cumulative    Annualized
   ----      ---         -----      --------    --------    --------    --------    ---------     ----------    ----------
 11/02/82              10.000000     7.34%        7.68%      7.13%       7.03%        7.21%        224.19%        8.66%
 12/31/82    1.0060    10.060000
 12/31/83    1.0263    10.324578
 12/31/84    1.1215    11.579014
 12/31/85    1.2153    14.071976
 12/31/86    1.1249    15.829566     6.13%        6.47%      5.92%       5.82%        5.99%        104.79%        7.43%
 12/31/87    1.0081    15.957785
 12/31/88    1.0674    17.033340
 12/31/89    1.1071    18.857611
 12/31/90    1.0782    20.332276
 12/31/91    1.1296    22.967339     5.83%        6.17%      5.63%       5.52%        5.70%         41.15%        7.14%
 12/31/92    1.0754    24.699076
 12/31/93    1.1069    27.339407
 12/31/94    0.9616    26.289574
 12/31/95    1.1890    31.258304     2.45%        2.78%      2.25%       2.15%        2.32%          3.71%        3.71%
 12/31/96    1.0371    32.417987

Capital Appreciation

------------------------------------------------------------------------------------------------------------------------------------
                             Fund
                                                                            Top                                          Top
      Year                    ROR                   Value                Combined               Top Plus               Explorer
=================       ================       ================       ================       ================       ===============
     4/30/94                                      10.000000               14.50%                 14.86%                 14.27%
    12/31/94                1.0354                10.354000
    12/31/95                1.2090                12.517986               14.35%                 14.72%                 14.13%
    12/31/96                1.1413                14.286777
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

                           Top                  Retirement               Fund                   Fund
                         Spectrum               Advantage             Cumulative             Annualized
                      ================       ================       ================       ================
   4/30/94                14.16%                 14.35%                 48.36%                 15.93%
  12/31/94
  12/31/95                14.02%                 14.21%                 15.75%                 15.75%
  12/31/96

--------------------------------------------------------------------------------------------------------------


Aggressive Growth

-----------------------------------------------------------------------------------------------------------------------------------
                             Fund
                                                                            Top                                          Top
      Year                    ROR                   Value                Combined               Top Plus               Explorer
=================       ================       ================       ================       ================       ===============
     3/31/95                                      10.000000               13.66%                 14.03%                 13.44%
    12/31/95                1.2561                12.561000               -0.46%                 -0.14%                 -0.65%
    12/31/96                0.9935                12.479354
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

                           Top                  Retirement               Fund                   Fund
                         Spectrum               Advantage             Cumulative             Annualized
                     ================       ================       ================       ==============
   3/31/95                13.33%                 13.52%                 27.92%                 15.12%
  12/31/95                -0.75%                 -0.58%                  0.76%                  0.76%
  12/31/96

-----------------------------------------------------------------------------------------------------------

Global Contrarian

-----------------------------------------------------------------------------------------------------------------------------------
                             Fund
                                                                            Top                                          Top
      Year                    ROR                   Value                Combined               Top Plus               Explorer
=================       ================       ================       ================       ================       ===============
     3/31/95                                      10.000000               10.67%                 11.02%                 10.45%
    12/31/95                1.0774                10.774000               10.74%                 11.09%                 10.52%
    12/31/96                1.1052                11.907425
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------

                          Top                 Retirement                Fund                   Fund
                        Spectrum               Advantage             Cumulative             Annualized
                     ================       ================       ================       ================
   3/31/95                10.34%                 10.53%                 22.06%                 12.07%
  12/31/95                10.41%                 10.60%                 12.09%                 12.09%
  12/31/96

-------------------------------------------------------------------------------------------------------------